UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300
San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Brandt

On December 7, 2011 (the “Grant Date”), the Board of Directors (the “Board”) of Epocrates, Inc. approved the grant of an option to purchase of 150,000 shares of Common Stock (the “Stock Option”) and a restricted stock unit award covering 20,595 shares of Common Stock (the “RSU”) to Peter Brandt, Epocrates’ interim President and Chief Executive Officer, pursuant to Epocrates’ 2010 Equity Incentive Plan.  The Stock Option has an exercise price of $8.74 per share, which was the closing sales price of Epocrates’ Common Stock on The NASDAQ Stock Market on the Grant Date.

The Stock Option and the RSU will vest monthly in six (6) equal installments, beginning on November 16, 2011 for so long as Mr. Brandt is serving as the Company’s Interim President and Chief Executive Officer.  In addition, in the event that Epocrates experiences a change of control and within 12 months thereafter Mr. Brandt’s services to the Company are terminated without cause or for good reason, then all unvested shares subject to the Stock Option and the RSU shall immediately vest.

On December 9, 2011, Mr. Brandt and Epocrates entered into an offer letter providing for the terms of Mr. Brandt’s employment with Epocrates, including a monthly base salary of $25,417 (the “Offer Letter”).  The Offer Letter will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Rosemary Crane

As previously disclosed in a Form 8-K filed by Epocrates on November 11, 2011, Rosemary A. Crane ceased to be the President and Chief Executive Officer of Epocrates.  On December 9, 2011, Ms. Crane and Epocrates entered into a severance agreement (the “Severance Agreement”), providing for the terms of her severance, including, in addition to the severance benefits she is entitled to under her offer letter dated February 25, 2009, as amended on April 18, 2011, that:

1.                  Ms. Crane would receive an additional severance payment of $100,000; and

2.                  Ms. Crane would be allowed to exercise the vested portion of any unexercised options held by her for a period of one year from her date of termination.

In addition, on December 9, 2011, Ms. Crane resigned as a member of the Board of Epocrates, effective immediately.

The Severance Agreement will be filed as an exhibit to Epocrates’ Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: December 13, 2011
	By:	/s/ Matthew Kaminer
Matthew Kaminer
General Counsel and Secretary